                                                                   EXHIBIT 10.65

                            INDUSTRIAL BUILDING LEASE

         THIS LEASE is made this 24th day of October, 2002, by and between FCF PROPERTIES, LLC, a Colorado limited liability company ("Landlord") and AMERICAN COIN MERCHANDISING, INC., a Delaware corporation ("Tenant"), who hereby mutually covenant and agree as follows:

             I. GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS

         1.1 GRANT. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the real estate commonly known as 397 South Taylor, Louisville, Colorado and legally described on an exhibit which is attached hereto, identified as Exhibit A, together with all improvements now located thereon, or to be located thereon during the term of this Lease, together with all appurtenances belonging to or in any way pertaining to the said premises (such real estate, improvements and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as 'Leased Premises"). Anything contained herein to the contrary notwithstanding, the grant as set forth in this
Section 1.1 and all of the provisions of this lease are subject to the acquisition by Landlord of title to the fee of the Leased Premises not later than December 1, 2002. If such acquisition has not occurred by said date, this Lease shall be void and of no force and effect and the parties shall not have liability to each other. The date that Landlord acquires fee simple title to the Leased Premises is hereinafter referred to as the "Commencement Date".

         1.2 TERM. The term of this Lease shall commence on the Commencement Date and shall end on the last day of February, 2013 unless sooner terminated or extended as herein set forth.

         1.3 AGENT. As used in this Lease, the term "Agent" shall mean the agent of Landlord. Until otherwise designated by notice in writing from Landlord, Agent shall be Andrew Freeman Property Advisors, Inc. Tenant may rely upon any consent or approval given in writing by Agent or upon notice from Agent or from the attorneys for Agent or Landlord.

         1.4.     BASIC LEASE PROVISIONS.

                  (a) Purpose (See Section 3.1): general office, or combination office and warehouse, or combination office, warehouse and distribution.

                  (b)      Annual Base Rent (See Section 4.1):


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


                           Period:                             Annual Base Rent:            Monthly Installments
                           ------                              ----------------             --------------------

                           3/1/03 - the last day of            $304,239.00                  $25,353.25
                           February 2004

                           3/1/04 - the last day of            $313,288.20                  $26,107.35
                           February 2005

                           3/1/05 - the last day of            $322,649.40                  $26,887.45
                           February 2006

                           3/1/06 - the last day of            $332,322.60                  $27,693.55
                           February 2007

                           3/1/07 - the last day of            $342,307.92                  $28,525.66
                           February 2008

                           3/1/08 - the last day of            $352,605.24                  $29,383.77
                           February 2009

                           3/1/09 - the last day of            $363,214.56                  $30,267.88
                           February 2010

                           3/1/10 - the last day of            $374,136.00                  $31,178.00
                           February 2011

                           3/1/11 - the last day of            $385,369.44                  $32,114.12
                           February 2012

                           3/1/12 - the last day of            $396,914.88                  $33,076.24
                           February 2013

                  (c)      Payee (See Section 4.1): FCF Properties, LLC.

                  (d) Payee's Address (See Sections 4.1 and 4.2): c/o Andrew Freeman Property Advisors, Inc., 1628 Walnut Street, Boulder, Colorado 80302.

                  (e) Form of Insurance (See Article VI): The insurance specified in Sections 6.2.1 and 6.2.2 shall comply with the provisions of Section 6.3.

                  (f)      Security Deposit (See Section 20.1): $25,353.25

                  (g)      Tenant's Address (for notices) (See Section 21.4):
                           Prior to the Commencement Date: 5660 Central, Boulder Colorado 80301, and thereafter to the Leased Premises.


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                  (h)      Landlord's Address (for notices) (See Section 21.4):
                           1628 Walnut Street, Boulder Colorado, 80302.

                  (i)      Broker(s) (See Section 21.11): None

                  (j)      Guarantor's Name and Address (See Separate Guaranty)
                           None.

                  (k) 2003 Monthly payment for Expenses (subject to reconciliation as provided under Section 9.1(b):
                           $9,200.00.

                  (l) 2003 Monthly payment for Impositions (subject to reconciliation as provided under Section 9.1(b):
                           $4,960.00

                  (m) 2003 Monthly payment for Insurance Premiums (subject to reconciliation as provided under Section 9.1(b):
                           $205.00.

                  (n)      Rider: Check here if a Rider is attached:

                                 II. POSSESSION

         2.1 POSSESSION. Except as otherwise expressly provided herein (or by written instrument signed by Landlord or Agent) and except for Landlord's Construction (as defined in Section 22 hereof), Landlord shall deliver possession of the Leased Premises to Tenant on the Commencement Date in their condition as of the execution and delivery hereof, reasonable wear and tear excepted.

                                  III. PURPOSE

         3.1 PURPOSE. The Leased Premises shall be used and occupied only for the Purpose set forth in Section 1.4(a) hereof, except that no such use shall
(a) violate any certificate of occupancy or law, ordinance or other governmental regulation, or any covenants, conditions or restrictions of record, in effect from time to time affecting the Leased Premises or the use thereof, (b) cause injury to the improvements, (c) cause the value or usefulness of the Leased Premises or any part thereof to diminish, (d) constitute a public or private nuisance or waste, (e) authorize Tenant to use, treat, store or dispose of hazardous or toxic materials on the Leased Premises (except in accordance with Article XIII below), or to render the insurance on the Leased Premises void or the insurance risk more hazardous. Tenant shall do no outside storage.

         3.2 PROHIBITION OF USE. If the use of the Leased Premises should at any time during the Lease term be prohibited by law or ordinance or other governmental regulation, or prevented by injunction, this Lease shall not be thereby terminated, nor shall Tenant be entitled by reason thereof to surrender the Leased Premises or to any abatement or reduction in rent, nor shall the respective obligations of the parties hereto be otherwise affected.


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


                                    IV. RENT

         4.1 ANNUAL BASE RENT. Beginning on March 1, 2003 (the "Rent Commencement Date"), Tenant shall pay Annual Base Rent as set forth in Section 1.4(b) hereof payable monthly in advance in installments as set forth in said Section. Annual Base Rent, additional rent and other charges payable hereunder (collectively "Rent") shall be paid to or upon the order of Payee at the Payee's address. Landlord shall have the right to change the Payee or the Payee's Address by giving written notice thereof to Tenant. If Tenant occupies the Leased Premises for the purpose of conducting business therein prior to the Commencement Date, Tenant shall pay Rent on a pro rata basis from the date of occupancy to the Commencement Date. All payments by Tenant shall be made without deduction, set off, discount or abatement in lawful money of the United States.

         4.2. LOCK BOX. Landlord may from time to time designate a lock box collection agent for the collection of rents or other charges due Landlord. In such event, the date of payment shall be the date of receipt by the lock box collection agent of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purposes of this Lease, no such payment or collection shall be deemed "accepted" by Landlord if Landlord thereafter remits a check payable to Tenant in the amount received by the lock box collection agent or, in the case of a dishonored instrument, within 21 days after collection. Neither the negotiation of Tenant's negotiable instrument by the lock box collection agent, nor the possession of the funds by Landlord during the twenty-one (21) day period, nor the return of any such sum to Tenant shall be deemed to be inconsistent with the rejection of Tenant's tender of such payment for all purposes as of the date of Landlord's lock box collection agent's receipt of such payment (or collection), nor shall any of such events be deemed to be a waiver of any breach by Tenant of any terms, covenants or conditions of this Lease nor a waiver of any of Landlord's rights or remedies.

         4.3 INTEREST ON LATE PAYMENTS. Each and every installment of Rent which shall not be paid when due shall bear interest at a rate per annum equal to five percent (5%) in excess of the announced base rate of interest of First National Bank of Colorado in effect on the due date of such payment, from the date when the same is payable under the terms of this Lease until the same shall be paid.

                                 V. IMPOSITIONS

         5.1 PAYMENT BY TENANT. Commencing with the Rent Commencement Date, Tenant shall pay as additional Rent for the Leased Premises, in the manner provided herein, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the term of the Lease upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon, including without limitation, any assessment by any association of owners of property in the complex of which the Leased Premises are a part ("Impositions"); provided, however, that Impositions levied against the Leased Premises shall be prorated between


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Landlord and Tenant as of the Rent Commencement Date for the first year of the
Lease term and as of the expiration of the Lease term for the last year of the Lease term (and shall be paid by Tenant upon such expiration based on Landlord's reasonable estimate thereof and reconciled within sixty (60) days after the final amount of Impositions is determined for such year). Impositions shall also include fees and costs incurred by Landlord during or prior to the Lease term for the purpose of contesting or protesting tax assessments or rates, to the extent such fees and costs do not exceed savings realized during the term of the Lease and any extension thereof. The benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years shall be taken, and Tenant shall be obligated to pay, in the manner provided below, only those installments falling due during the term of this Lease.

         5.2 ALTERNATIVE TAXES. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease, or the Leased Premises, or the Annual Base Rent, additional rent or other income therefrom and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions, or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal income taxes, state and local net income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

         5.3 RESERVED.

         5.4 RESERVED.

         5.5 RIGHT TO CONTEST. Tenant may, in good faith and with due diligence, contest Impositions by appropriate legal proceedings which shall have the effect of preventing the collection of the Imposition so contested; provided that pending any such legal proceedings, Tenant shall give Landlord such security as may be deemed reasonably satisfactory to Landlord to insure payment of the amount of the imposition and all interest and penalties thereon. Nothing in this section shall excuse Tenant from making the monthly deposits for Impositions set forth in Section 9.1(b) below. If, at any time during the continuance of such contest, the Leased Premises or any part thereof is, in the judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security or deposit for the payment of such Imposition.

                        VI. RISK ALLOCATION AND INSURANCE

         6.1 ALLOCATION OF RISKS. The parties desire, to the extent permitted by law, to allocate certain risks of personal injury, bodily injury or property damage, and risks of loss of real or personal property by reason of fire, explosion or other casualty, and to provide for the



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responsibility for insuring those risks. It is the intent of the parties that, to the extent any event is insured for or required herein to be insured for, any loss, cost, damage or expense arising from such event, including, without limitation, the expense of defense against claims or suits, be covered by insurance, without regard to the fault of Tenant, its officers, employees or agents ("Tenant Protected Parties"), and without regard to the fault of Landlord, its members, Agent, their respective partners, shareholders, members, agents, directors, officers and employees ("Landlord Protected Parties"). As between Landlord Protected Parties and Tenant Protected Parties, such risks are allocated as follows:

                  (a) Tenant shall bear the risk of bodily injury, personal injury or death, or damage to the property, of third persons, occasioned by events occurring on or about the Leased Premises, regardless of the party at fault. Said risks shall be insured as provided in Section 6.2.1(a).

                  (b) Tenant shall bear the risk of damage to Tenant's contents, trade fixtures, machinery, equipment, furniture and furnishings in the Leased Premises arising out of loss by the events required to be insured against pursuant to Sections 6.2.2(a), (b), (c) and (d).

                  (c) Tenant shall bear the risk of loss from all workers' compensation claims.

                  (d) Tenant shall bear the risk of loss of damage to improvements on the Leased Premises arising out of loss by the events required to be insured against pursuant to Sections 6.2.2(a), (b), (c), and (d) provided that Landlord shall carry the insurance specified in those Sections, unless any act or omission of Tenant shall prevent Landlord from obtaining such insurance, in which event Tenant shall provide such insurance.

Notwithstanding the foregoing, provided neither Landlord nor Tenant defaults in its obligation to carry insurance, if and to the extent that any loss occasioned by any event of the type to be insured against exceeds the coverage or the amount of insurance required to be carried hereunder or such greater coverage or amount of insurance as is actually carried, or results from an event not required to be insured against or not actually insured against, the party at fault shall pay the amount not actually covered.

         6.2.1 Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

                  (a) The Landlord Protected Parties (as "named insureds"), and Landlord's mortgagee, if any, of which Tenant is given written notice, and Tenant Protected Parties, from all claims, demands or actions made by or on behalf of any person or persons, firm or corporation and arising from, related to or connected with the Leased Premises, for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an amount of not less than $1,000,000 combined single limit per occurrence (with an aggregate limit of $2,000,000). Said insurance shall be written on an "occurrence" basis and not on a "claims



                                       6
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made" basis. If at any time during the term of this Lease, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant. Landlord shall have the right, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord's reasonable judgment, the amount thereof is insufficient to protect the Landlord Protected Parties and Tenant Protected Parties from judgments which might result from such claims, demands or actions.

                  (b) All contents and Tenant's trade fixtures, machinery, equipment, furniture and furnishings in the Leased Premises to the extent of at least ninety percent (90%) of their replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage). Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Party, provided that such waiver of the right of subrogation shall not he operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that Landlord shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect).

                  (c) Tenant Protected Parties from all worker's compensation claims.

         6.2.2 LANDLORD'S INSURANCE. Subject to Section 6.1(d), Landlord shall procure and maintain policies of insurance, insuring:

                  (a) Landlord and Tenant against breakage of all plate glass utilized in the improvements on the Leased Premises.

                  (b) The improvements at any time situated upon the Leased Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ('all risk' coverage). The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with agreed amount endorsement, and building ordinance coverage. The full replacement cost of improvements shall be designated annually by Landlord, in the good faith exercise of Landlord's judgment. In the event that Tenant does not agree with Landlord's designation, Tenant shall have the right to submit the matter to an insurance appraiser reasonably selected by Landlord and paid for by Tenant. The insurance appraiser shall submit a written report of his appraisal and if said report discloses that the improvements are not insured as therein required, Tenant shall promptly obtain the insurance required. Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Party or any Tenant Protected Party, provided that such waiver of the right of subrogation shall not he operative in any case where the effect thereof is to invalidate such insurance coverage or increase




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the cost thereof (except that either party shall have the right, within thirty
(30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect).

                  (c) Flood or earthquake insurance whenever, in the reasonable judgment of Landlord, such protection is necessary or if such insurance is required by Landlord's Lender.

                  (d) Landlord's business income, protecting Landlord from loss of rents and other charges during the period while the Leased Premises are untenantable due to fire or other casualty (for the period reasonably determined by Landlord).

         6.3 FORM OF INSURANCE. All of the aforesaid insurance shall be in responsible companies. The insurer and the form, substance and amount (where not stated above) shall be satisfactory from time to time to Landlord and any mortgagee of Landlord, and shall unconditionally provide that it is not subject to cancellation or non-renewal except after at least thirty (30) days prior written notice to Landlord and any mortgagee of Landlord. The insurance specified in Section 6.2.1(b) shall contain a mortgage clause satisfactory to Landlord's mortgagee and the insurance specified in Sections 6.2.2(a), (c) and
(d) shall also insure Landlord's mortgagee as required by Landlord's mortgagee. Originals of Tenant's insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of such coverage. The insurance referred to in Section 6.2.2(a), (b), (c), and (d) may contain an exclusion for terrorist activities.

         6.4 FIRE PROTECTION. Tenant shall conform with all applicable fire codes of any governmental authority, and with the rules and regulations of Landlord's fire underwriters and their fire protection engineers, including, without limitation, the installation of adequate fire extinguishers. In the event that the Leased Premises are served by a sprinkler system, Tenant will, at all times during the entire Lease term, cause the same to be served by a sprinkler monitoring system connected to the local Fire department or to a qualified monitoring service approved by Landlord.

                           VII. DAMAGE OR DESTRUCTION

         7.1 TENANT'S OBLIGATION TO REBUILD. Tenant's Obligation to Rebuild. In the event of damage to, or destruction of, any improvements on the Leased Premises, or of the fixtures and equipment therein, by fire or other casualty, Tenant shall promptly, at its expense, repair, restore or rebuild the same to the condition existing prior to the happening of such fire or other casualty; provided, however, that if the damage or destruction is material and substantial, Landlord shall have the right, subject to the consent of any first mortgagee whose consent thereto is required, to terminate this Lease, effective on the date of such damage or destruction, by giving written notice thereof to Tenant within sixty (60) days after the event causing the damage or destruction. Except to the extent that Landlord shall receive proceeds of insurance specified in Section 6.2.2(d), Rent



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shall not be reduced or abated during the period of such repair, restoration or rebuilding even if the improvements are not tenantable.

         7.2 PRECONDITIONS TO REBUILDING. Before Tenant commences such repairing, restoration or rebuilding involving an estimated cost of more than Fifty Thousand Dollars ($50,000.00), plans and specifications therefor, prepared by a licensed architect satisfactory to Landlord shall be submitted to Landlord for approval and Tenant shall furnish to Landlord (a) an estimate of the cost of the proposed work, certified to by said architect; (b) satisfactory evidence of sufficient contractor's commercial general liability insurance covering Landlord, builder's risk insurance, and worker's compensation insurance; (c) a performance and payment bond satisfactory in form and substance to Landlord; and
(d) such other security as Landlord may require to insure payment for the completion of all work free and clear of liens.

         7.3 PAYMENT FOR REBUILDING. Provided that the insurer does not deny liability as to the insureds, and provided Tenant is not then in default hereunder, all sums arising by reason of loss under the insurance referred to in
Section 6.2.2(a), (b) and (c) shall be deposited with (he Depositary (as hereinafter defined) to be available to Tenant for the work. Tenant shall deposit with the Depositary any excess cost of the work over the amount held by the Depositary as proceeds of the insurance within thirty (30) days after the date of the determination of the cost of the work by the architect in accordance with Section 7.2(a) or, if the insurer has denied liability as to the insureds, or if Tenant is then in default hereunder, then Tenant shall deposit the full amount of the cost of the work with the Depositary. Tenant shall diligently pursue the repair or rebuilding of the improvements in a good and workmanlike manner using only high quality union workers and materials. The Depositary shall pay out construction funds from time to time on the written direction of the architect provided that the Depositary and Landlord shall first be furnished with waivers of lien, contractors, and subcontractors sworn statements and other evidence of cost and payments so that the Depositary can verify that the amounts disbursed from time to time are represented by completed and in-place work, and that said work is free and clear of possible mechanics liens. No payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the work completed and in place from time to time. At all times the undisbursed balance remaining in the hands of Depositary shall be at least sufficient to pay for the cost of completion of the work free and clear of liens. Any deficiency shall be paid into the Depositary by Tenant. Depositary, as used herein, shall be any first mortgagee of the Leased Premises, or the Landlord if there is no first mortgagee of the Leased Premises or if such first mortgagee has refused to act as Depositary.

         7.4 EXCESS RECEIPTS BY DEPOSITARY. Any excess of money received from insurance remaining with the Depositary after the repair or rebuilding of improvements, if there be no default by Tenant in the performance of the Tenant's covenants and agreements hereunder, shall be paid to Tenant.

         7.5 FAILURE TO REBUILD. If Tenant shall not enter upon the repair or rebuilding of the improvements within a period of sixty (60) days after damage or destruction by fire or otherwise,



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and prosecute the same thereafter with such dispatch as may be necessary to complete the same within a reasonable period after said damage or destruction occurs, not to exceed one hundred eighty (180) days after the date of commencement of such repair or rebuilding, then, in addition to whatever other remedies Landlord may have either under this Lease, at law or in equity, the money received by and then remaining in the hands of the Depositary shall be paid to and retained by Landlord as security for the continued performance and observance by Tenant of the Tenant's covenants and agreements hereunder, or Landlord may terminate this Lease and then be paid and retain the amount so held as damages resulting from the failure on the part of Tenant to comply with the provisions of this Article and may, in addition, pursue any other rights or remedies available to Landlord hereunder, by operations of law or in equity.

                               VIII. CONDEMNATION

         8.1 TAKING OF WHOLE. If the whole of the Leased Premises shall be taken or condemned for a public or quasi public use or purpose by a competent authority, or if such a portion of the Leased Premises shall be so taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or if the taking is material and substantial and Landlord elects (subject to the consent of any first mortgagee whose consent thereto is required) to terminate this Lease, which election shall be made by giving written notice thereof to Tenant within thirty (30) days, after delivery of possession to the condemning authority, then in any of such events, the Lease shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "Award") that is not specifically allocated by the condemning authority for Tenant's relocation expenses shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Leased Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall continue to pay Rent until the Lease is terminated and any Impositions and insurance premiums prepaid by Tenant or any unpaid Impositions or other charges which accrue prior to the termination, shall be adjusted between the parties.

         8.2 PARTIAL TAKING. If only a part of the Leased Premises shall be so taken or condemned, but the Lease is not terminated pursuant to Section 8.1 hereof, Tenant, at its sole cost and expense, shall repair and restore the Leased Premises and all improvements thereon. There shall be no abatement or reduction in any Rent because of such taking or condemnation. Tenant shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements, complying with the procedure set forth in Section
7.2 For such purpose, and provided Tenant is not then in default hereunder, the amount of the Award relating to the improvements shall be deposited with the Depositary (as defined in Section 7.3 hereof) which shall disburse the Award to apply on the cost of said repairing or restoration in accordance with the procedure set forth in Section 7.3. If Tenant does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, not to exceed one hundred eighty (180) days, then, in addition to whatever other remedies Landlord

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may have either under this Lease, at law or in equity, the money received by and then remaining in the custody of the Depositary shall, at Landlord's election be paid to and retained by Landlord, as liquidated damages resulting from failure of Tenant to comply with the provisions of this Section. Any portion of the Award as may not have to be expended for such repairing or restoration shall be paid to Landlord.

             IX. PAYMENT OF EXPENSES, REAL ESTATE TAX AND INSURANCE
                  PREMIUM DEPOSITS, MAINTENANCE AND ALTERATIONS

         9.1 PAYMENT OF EXPENSES, REAL ESTATE TAX AND INSURANCE PREMIUM
DEPOSITS.

                  (a) Expenses, as that term is used herein, shall consist of all operating expenses of the Leased Premises which shall be paid by Landlord initially and shall be reimbursed by Tenant as hereinafter set forth. Operating expenses shall consist of the following:

                           all costs and expenses of: (i) operating, repairing,
maintaining, upkeep and replacing the exterior of the Leased Premises including the exterior of the building which constitutes a portion of the Leased Premises including, without limitation, upkeep and replanting of grass, trees, shrubs and landscaping; removal of dirt, debris, obstructions and litter from the parking areas, landscaped areas, sidewalks and driveways; resurfacing, resealing, restriping, sweeping and snow and ice removal from the parking area, sidewalks and driveways; (ii) maintaining or repairing heating, ventilating and air conditioning units, systems, equipment and facilities ("HVAC") servicing the Leased Premises including, without limitation, replacement of filters, periodic inspections on any maintenance contract (provided that Landlord shall not be obligated to carry any maintenance contracts); maintaining or repairing building signs; maintaining or repairing fire protection systems, monitoring and sprinkler systems; exterior painting; maintenance and repairs to roof; repair, maintenance and replacement of damaged or broken glass or windows for the exterior of the building and maintaining and repairing of exterior doors; maintaining or repairing water and sewage disposal systems; storm drainage systems (including, without limitation, a detention, drainage or pond areas located within the Leased Premises); irrigation and landscaping sprinkler system; association assessments, dues and fees; supplies and the cost of any rental of equipment in implementing such services; professional management of the Leased Premises not to exceed five percent (5%) of Annual Base Rent; and all alterations, additions, improvements and other capital improvements for the Leased Premises in order to conform to any laws, ordinance, rules, regulations or orders of any applicable governmental authority. As used herein, maintenance and repair shall include, without limitation, all ordinary and extraordinary structural and non-structural repairs and replacements. Without limiting the generality of the foregoing, Expenses shall also include all amounts assessed under Section 9.2 of that certain Declaration of Protective Covenants recorded October 24, 1979 on Film 1089 at Reception No. 00367003.

                  (b) Commencing with the Rent Commencement Date, Tenant agrees to reimburse Landlord for all Expenses, all Impositions and the premiums for all insurance policies specified in Section 6.2.2 hereof (the "Insurance Premiums"). For each calendar year (all or any portion of occurs during the term of this Lease from and after the Rent Commencement Date), Landlord shall provide Tenant a statement of projected Expenses, projected Impositions and projected Insurance Premiums prior to January 1 of such year or as soon thereafter as is reasonably practicable except for the first calendar year. Tenant shall thereafter pay a projected additional rent for such year which shall be paid in monthly installments at the same time that Base Rent is paid hereunder and each such installment shall equal one-twelfth (1/12) of projected Expenses, one-twelfth (1/12) of projected Impositions and one-twelfth (1/12) of projected Insurance Premiums. If the amount paid by Tenant pursuant to this subsection (b) is less than actual Expenses, Tenant shall pay to Landlord within ten (10) days of statement receipt, the amount of the difference. If the amount paid by Tenant pursuant to this subparagraph (b) is less than actual Impositions, Tenant shall pay to Landlord within ten (10) days of statement receipt the amount of the difference. If the amount paid by Tenant pursuant to this subparagraph (b) is less than actual Insurance Premiums, Tenant shall pay to Landlord within ten (10) days of statement receipt, the amount of the difference. If the amount paid by Tenant pursuant to this subsection (d) is in excess of actual Expenses, the amount of such excess shall be credited to the next installment(s) of additional Rent pursuant to this subparagraph (b) for Expenses, or if the term of this Lease has ended, shall first be credited to any amount due Landlord and then paid to Tenant. If the amount paid by Tenant pursuant to this subsection (b) is in excess of actual Impositions, the amount of such excess shall be credited to the next installment(s) of additional Rent pursuant to this subparagraph (b) for Impositions, or if the term of this Lease has ended, shall first be credited to any amount due Landlord and then paid to Tenant. If the amount paid by Tenant pursuant to this subsection (b) is in excess of actual Insurance, the amount of such excess shall be credited to the next installment(s) of additional Rent pursuant to this subparagraph (b) for Insurance Premiums, or if the term of this Lease has ended, shall first be credited to any amount due Landlord and then paid to Tenant. Monthly payment for Expenses, Impositions and Insurance Premiums for the calendar year 2003 shall be the amounts specified in Section 1.04(k),
(l) and (m). Landlord shall have the reasonable right to adjust the monthly installments for Expenses, Impositions and Insurance Premiums.

       9.2 LANDLORD'S OBLIGATIONS FOR MAINTENANCE, REPAIR AND REPLACEMENT.

                  (a) Landlord, at its sole cost and expense (subject to reimbursement by Tenant and set forth in Section 9.1 above) shall provide or cause to be provided and shall accomplish or cause to be accomplished all of the work and services described as Expenses, as reasonably determined by Landlord.

                  (b) Landlord may repair or replace any damage to the Leased Premises, including, without limitation, damage to the roof, landscaping or exterior of the building of which the Leased Premises are a part, and to truck dock doors caused by or resulting from any act or omission of negligence of Tenant, its agents, employees, contractors, customers and invitees. Tenant shall reimburse Landlord for Landlord's costs and expenses incurred for repair or replacements made pursuant to this Section 9.2(b), within ten (10) days after Landlord bills Tenant therefor and such costs and expenses shall not constitute Expenses.

         9.3 TENANT'S MAINTENANCE. Tenant shall keep and maintain the entire interior of the Leased Premises (including all components of mechanical systems (including HVAC) electrical and plumbing systems) located within the interior of the Leased Premises including all parts and conduits below the floor of the Leased Premises, clean and sanitary and in good condition and repair, including, without limitation, carpet cleaning at least once each year, and necessary interior painting.

         9.4 ADDITIONS, IMPROVEMENTS OR ALTERATIONS ("ALTERATIONS"). Tenant shall not create any openings in the roof for exterior walls, or make any other Alterations to the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delays. No consent shall be required for any Alterations reasonably expected to cost less than $10,000.

         9.5 COMPLIANCE WITH LAW. Tenant shall not violate any law, ordinance or other governmental regulation in effect from time to time affecting the Leased Premises or the use thereof.

                          X. ASSIGNMENT AND SUBLETTING

         10.1 CONSENT REQUIRED.

                  (a) Tenant shall not, without Landlord's prior written consent, (i) assign, convey or mortgage this Lease or any interest under it;
(ii) sublet the Leased Premises or any part thereof; (iii) amend a sublease previously consented to by Landlord; or (iv) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant. If Tenant proposes to assign the Lease or enter into any sublease of the Leased Premises, Tenant shall deliver written notice thereof to Landlord, together with a copy of the proposed assignment or sublease agreement at least thirty (30) days prior to the effective date of the proposed assignment, or the commencement date of the term of the proposed sublease. Any proposed assignment or sublease shall be expressly subject to all of the terms, conditions and covenants of this Lease. Any proposed assignment shall contain an express written assumption by assignee of all of Tenant's obligations under this Lease. Any proposed sublease shall (i) provide that the sublessee shall procure and maintain policies of insurance as required of Tenant under the terms of Section 6.2.1 and 6.2.2 hereof, (ii) provide for a copy to Landlord of notice of default by either party, and (iii) otherwise be reasonably acceptable in form to Landlord.

                  (b) Landlord's consent to any assignment or subletting shall not unreasonably be withheld. In making its determination as to whether to consent to any proposed assignment or sublease, Landlord may consider, among other things, the creditworthiness and business reputation of the proposed assignee or subtenant, the intended manner of use of the Leased

Premises by the proposed assignee or subtenant, the estimated vehicular traffic on or about the Leased Premises which would be generated by the proposed assignee or subtenant or by its manner of use of the Leased Premises, and any other factors which Landlord may reasonably deem relevant. Tenant's remedy, in the event that Landlord shall unreasonably withhold its consent to an assignment or subletting, shall be limited to injunctive relief or declaratory judgment and in no event shall Landlord be liable for damages resulting therefrom. No consent by Landlord to any assignment or subletting shall be deemed to be a consent to any further assignment or subletting or to any sub-subletting.

                  (c) In the event that Tenant proposes to assign the Lease or to enter into a sublease of all or substantially all of the Leased Premises, Landlord shall have the right, so long as any first mortgage of Landlord shall consent in writing thereof, in lieu of consenting thereto, to terminate this Lease, effective as of the effective date of the proposed assignment or the commencement date of the proposed sublease, as the case may be. Landlord may exercise said right by giving Tenant written notice thereof within twenty (20) days after receipt by Landlord of Tenant's notice, given in compliance with
Section 10.1(a) hereof, of the proposed assignment or sublease. In the event that Landlord exercises such right, Tenant shall surrender the Leased Premises on the effective date of the termination and this Lease shall thereupon terminate. Landlord may, in the event of such termination, enter into a lease with any proposed assignee or subtenant for the Leased Premises.

                  (d) In the event the Tenant subleases all or any portion of the Leased Premises, Tenant shall pay to Landlord monthly, as additional rent hereunder, fifty percent (50%) of the amount calculated by subtracting from the Rent and other charges and consideration payable from time to time by the subtenant to Tenant for said space, the amount of Rent payable by Tenant to Landlord under this Lease, allocated (based on the relative rentable square foot area of the total Leased Premises and of that portion of the Leased Premises so subleased by Tenant) to the subleased portion of the Leased Premises.

                  (e) No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

         10.2 MERGER; CONSOLIDATION OR ASSET SALE. Notwithstanding the provisions of Section 10.1 above, Tenant may, without Landlord's consent, assign this Lease to any corporation resulting from a merger or consolidation of the Tenant or to the purchaser in connection with a sale of substantially all of the assets of Tenant upon the following conditions: (a) that the total assets and net worth of such assignee after such consolidation, merger or sale (as reasonably determined by Landlord) shall be equal to or more than that of Tenant immediately prior to such consolidation or merger or sale of assets; (b) that Tenant is not at such time in default hereunder; and (c) that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord prior to the effective date of such assignment.

         10.3 VOTING CONTROL OF TENANT. If Tenant is a corporation, the shares of which, at the time of execution of this Lease or during the term hereof are or shall be held by fewer than one hundred (100) persons, and if at any time during the term of this Lease the persons, firms or corporations who own a majority or controlling number of its shares at the time of the execution of this Lease or following Landlord's consent to a transfer of such shares cease to own such shares (except as a result of transfer by bequest or inheritance) and such cessation shall not first have been approved in writing by Landlord, then such cessation shall, at the option of Landlord, be deemed a default by Tenant under this Lease, unless the conditions of section 10.2 above are met by the Tenant after such cessation.

         10.4 OTHER TRANSFER OF LEASE. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or mortgage, pledge, encumber or permit a lien on this Lease or any interest herein.

                           XI. LIENS AND ENCUMBRANCES

         11.1 ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises in any way be subject to any claim by way of lien or encumbrance, whether by operation of law or virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

         11.2 LIENS AND RIGHT TO CONTEST. Tenant shall not permit the Leased Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may be deemed reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Leased Premises by reason of nonpayment thereof; provided further, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

                                 XII. UTILITIES

         12.1 UTILITIES. Tenant shall purchase all utility services, including but not limited to fuel, water, sewerage and electricity, from the utility or municipality providing such service, and shall pay for such services when such payments are due.

                                 XIII. INDEMNITY

         13.1 INDEMNITY. Tenant will protect, indemnify and save harmless Landlord, (for the purpose of this Article XIII only, the term "Landlord" shall also include each mortgagee of Landlord and the agents of such mortgagee and any purchaser of the Real Estate) Protected Parties (as defined in Section 6.1) and Landlord's mortgagee, if any, of which Tenant is given written notice, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against the Landlord Protected Parties or any of them and Landlord's mortgagee, if any, of which Tenant is given written notice by reason of (i) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (ii) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof. In case any action, suit or proceeding is brought against the Landlord Protected Parties or any of them and Landlord's mortgagee, if any, of which Tenant is given written notice by reason of any occurrence described in this Section 13.1, Tenant will, at Tenant's expense, by counsel reasonably approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Tenant under this Section 13.1 shall survive the expiration or earlier termination of this Lease.

                        XIV. RIGHTS RESERVED TO LANDLORD

         14.1 RIGHTS RESERVED TO LANDLORD. Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and Agent reserves the following rights to be exercised at Landlord's election:

                  (a) To change the Street address of the Leased Premises;

                  (b) To inspect the Leased Premises upon reasonable notice to Tenant (except in the case of emergency) and to make repairs or, to the extent required by law, additions or alterations, to the Leased Premises;

                  (c) Upon reasonable notice to Tenant, to show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one (1) year prior to the expiration of the Lease term to persons wishing to rent the Leased Premises;

                  (d) During the last year of the Lease term, to place and maintain the usual 'For Rent' sign in or on the Leased Premises;

                  (e) If Tenant shall theretofore have vacated the Leased Premises (but not earlier than during the last ninety (90) days of the Lease term), to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for new occupancy; and

                  (f) To place and maintain "For Sale Signs" on exterior of the building of which the Leased Premises is a part.

Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, during normal business hours upon reasonable prior notice, unless an emergency exists, without being deemed guilty of any eviction or disturbance of Tenant's use or possession of the Leased Premises, and without being liable in any manner to Tenant.

                               XV. QUIET ENJOYMENT

         15.1 QUIET ENJOYMENT. So long as no Event of Default of Tenant has occurred, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

                        XVI. SUBORDINATION OR SUPERIORITY

         16.1 SUBORDINATION OR SUPERIORITY. If the mortgagee or trustee named in any first mortgage or first trust deed hereafter made shall agree that, if it becomes the owner of the Leased Premises by foreclosure or deed in lieu of foreclosure, it will recognize the rights and interest of Tenant under the Lease and not disturb Tenant's use and occupancy of the Leased Premises if and so long as no Event of Default of Tenant has occurred (which agreement may, at such mortgagee's option, require attornment by Tenant), then all or a portion of the rights and interests of Tenant under this Lease shall be subject and subordinate to such first mortgage or first trust deed and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Any such mortgagee or trustee may elect that, instead of making this Lease subject and subordinate to its first mortgage or first trust deed, the rights and interest of Tenant under this Lease shall have priority over the lien of its mortgage or trust deed. Tenant agrees that it will, within ten (10) days after demand in writing, execute and deliver whatever instruments may be reasonably required, either to make this Lease subject and subordinate to such a mortgage or trust deed, or to give the Lease priority over the lien of the mortgage or trust deed, whichever alternative may be elected by the mortgagee or trustee. Failure of Tenant to execute and deliver such instrument(s) shall constitute an Event of Default hereunder and, in addition to all rights and remedies available to Landlord under this Lease or otherwise at law or in equity by reason of such Event of Default, Tenant shall be liable for all loss, cost or damage suffered or incurred by Landlord (including, but without limitation, all actual and consequential damages suffered or incurred by Landlord) by reason of such failure of Tenant.

                                 XVII. SURRENDER

         17.1 SURRENDER. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises, together with all improvements thereon, to Landlord, broom swept, in good condition and repair, reasonable wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required herein, shall not be deemed "reasonable wear and tear". Tenant shall deliver to Agent all keys to all doors therein. As used herein, the term "Improvements" shall include, without limitation, all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and all Alterations (as said term is defined in Section 9.2 hereof) whether or not permitted under Section 9.4. All Alterations, temporary or permanent, made in or upon the Leased Premises by Tenant shall become Landlord's property and shall remain upon the Leased Premises on any such termination without compensation, allowance or credit to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any Alterations and restore the Leased Premises to their condition prior to the making of such Alterations, repairing any damage occasioned by such removal and restoration. Said right shall be exercised by Landlord giving written notice thereof to Tenant on or before ninety (90) days after such termination. If Landlord requires removal of any Alterations and Tenant does not make such removal in accordance with this Section at the time of such termination, or within ten (10) days after such request, whichever is later, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof or, at its election, deliver the same to any other place of business of Tenant or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing to Landlord on demand.

         17.2 REMOVAL OF TENANT'S PROPERTY. Upon the termination of this Lease by lapse of time, Tenant shall remove Tenant's articles of personal property incident to Tenant's business (Trade Fixtures"); provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removal, and shall restore the Leased Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises prior to the expiration or earlier termination of the Lease term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

         17.3 HOLDING OVER. Tenant shall have no right to occupy the Leased Premises or any portion thereof after the expiration of the Lease or after termination of the Lease or of Tenant's right to possession pursuant to Section
19.1 hereof. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Premises, and for damages. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Leased Premises after the expiration of the Lease or after termination of the Lease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to 150% of the rate of Rent payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over.

                         XVIII. ENVIRONMENTAL CONDITIONS

         18.1 "ENVIRONMENTAL CONDITION" DEFINED. As used in this Lease, the phrase 'Environmental Condition' shall mean: (a) any adverse condition relating to surface water, ground water, drinking water supply, land, surface or subsurface strata or the ambient air, and includes, without limitation, air, land and water pollutants, noise, vibration, light and odors, or (b) any condition which may result in a claim of liability under the Comprehensive Environment Response Compensation and Liability Act, as amended ("CERCLA"), or the Resource Conservation and Recovery Act ('RCRA'), or any claim of violation of the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act (TSCA"), or any claim of liability or of violation under any federal statute hereafter enacted dealing with the protection of the environment or with the health and safety of employees or members of the general public, or under any rule, regulation, permit or plan under any of the foregoing, or under any law, rule or regulation now or hereafter promulgated by the state in which the Leased Premises are located, or any political subdivision thereof, relating to such matters (collectively 'Environmental Laws').

         18.2 COMPLIANCE BY TENANT. Tenant shall, at all times during the Lease term, comply with all Environmental Laws applicable to the Leased Premises and shall not, in the use and occupancy of the Leased Premises, cause or contribute to, or permit or suffer any other party to cause or contribute to any Environmental Condition on or about the Leased Premises. Without limiting the generality of the foregoing, Tenant shall not, without the prior written consent of Landlord, receive, keep, maintain or use on or about the Leased Premises any substance as to which a filing with a local emergency planning committee, the State Emergency Response Commission or the fire department having jurisdiction over the Leased Premises is required pursuant to ? 311 and/or ? 312 of CERCLA, as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA') (which latter Act includes the Emergency Planning and Community Right-To-Know Act of 1986); in the event Tenant makes a filing pursuant to SARA, or maintains substances as to which a filing would be required, Tenant shall simultaneously deliver copies thereof to Agent or notify Agent in writing of the presence of those substances.

         18.3 ENVIRONMENTAL INDEMNITY. Tenant will protect, indemnify and save harmless the Landlord Protected Parties (as defined in Section 6.1), Agent and all of their respective agents, directors, officers and employees, and Landlord's mortgagee, if any, of which Tenant is given written notice, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of whatever kind or nature, contingent or otherwise, known or unknown, incurred or imposed, based upon any Environmental Laws or resulting from any Environmental Condition on or about the Leased Premises which occurs or is contributed to (other than by Landlord or its agents) during the Lease term. In case any action, suit or proceeding is brought against any of the parties indemnified herein by reason of any occurrence described in this Section 18.3, Tenant will, at Tenant's expense, by counsel approved by Landlord, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The obligations of Tenant under this
Section 18.3 shall survive the expiration or earlier termination of this Lease.

         18.4 TESTING AND REMEDIAL WORK. Landlord may conduct tests on or about the Leased Premises for the purpose of determining the presence of any Environmental Condition. If such tests indicate the presence of an Environmental Condition on or about the Leased Premises which occurs or is contributed to during the Lease term (other than by Landlord or its agents), Tenant shall, in addition to its other obligations hereunder, reimburse Landlord for the cost of conducting such tests. Without limiting Tenant's liability under Section 18.3 hereof, in the event of any such Environmental Condition, Tenant shall promptly and at its sole cost and expense, take any and all steps necessary to remedy the same, complying with all provisions of applicable law and with Section 9.2(b) hereof, or shall, at Landlord's election, reimburse Landlord for the cost to Landlord of remedying the same. The reimbursement shall be paid by Tenant to Landlord in advance of Landlord's performing such work based upon Landlord's reasonable estimate of the cost thereof, and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after Landlord bills Tenant therefor, or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.

                                  XIX. REMEDIES

         19.1 DEFAULTS. Tenant agrees that any one or more of the following events shall be considered Events of Default as said term is used herein:

                  (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer riled against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

                  (b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceeding or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

                  (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

                  (d) The Leased Premises are levied upon by any revenue officer or similar officer; or

                  (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

                  (f) Tenant shall abandon the Leased Premises or vacate the same during the term hereof; or

                  (g) Tenant shall default in any payment of Rent or in any other payment required to be made by Tenant hereunder when due as herein provided (all of which other payments shall be deemed 'additional rent' payable hereunder), or shall default under Sections 6.2.1, 6.2.2 or Section 21.2 hereof, and any such default shall continue for five (5) days after notice thereof in writing to Tenant; or

                  (h) Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to assure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten
(10) days after notice thereof in writing to Tenant; or

                  (i) Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant or shall exist at the expiration of the Lease term; or

                  (j) Tenant shall default in keeping, observing or performing any covenant or agreement herein contained to be kept, observed and performed by Tenant, which default may result in an imminent risk of damage to property (including without limitation the Leased Premises or the improvements thereon) or injury to or death of persons, and such default shall not be cured immediately upon notice thereof to Tenant (which notice may be oral); or

                  (k) Tenant shall default (with time to cure expired) under any other lease made by Tenant for any other premises owned by Landlord or managed by Agent or by any successor to Agent as the agent for Landlord or the beneficiary of Landlord; or

                  (l) Tenant shall repeatedly be late in the payment of rent or other charges required to be paid hereunder or shall repeatedly default in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept, observed or performed by

Tenant (provided notice of such payment or other defaults shall have been given to Tenant, but whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given).

         19.2 REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with or without process of law and to repossess the Leased Premises as Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Leased Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damage resulting therefrom and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages all Rent and other sums due and payable by Tenant on the date of termination, plus (a) an amount equal to the value, on an annual basis, of the excess (discounted to present value at six percent (6%) annually) of (i) the Rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof over (ii) the fair rental value of the Leased Premises for the residue of the stated term taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Leased Premises, preparation for reletting and for reletting itself), and (b) the cost of performing any other covenants to be performed by Tenant. If Landlord elects to terminate Tenant's right to possession only without terminating the Lease, Landlord may, at Landlord's option, enter on to the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinafter provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the Rent and other sums provided herein to be paid by Tenant for the full term or from any other of its obligations under this Lease. Landlord may relet all or any part of the Leased Premises for such Rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises as a part of a larger area the right to change the character or use made of the Leased Promises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the Rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commissions), to satisfy the Rent and other sums herein provided to be paid for the remainder of the Lease term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any Rent or other sums falling due under the terms of this Section from time to time. Landlord shall use reasonable efforts to mitigate its damages arising out of Tenant's default; Landlord shall not be deemed to have failed to use such reasonable efforts by reason of the fact that Landlord has leased or sought to lease other vacant premises owned by Landlord, in preference to reletting the Leased Premises, or by reason of the fact that Landlord has sought to relet the Leased Premises at a rental rate higher than that payable by Tenant under the Lease (but not in excess of the then current market rental rate).

         19.3 TENANT'S OPPORTUNITY TO CURE. If Tenant defaults under Section 19.1(i), and such default cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Tenant, and if Tenant, prior to the expiration of thirty (30) days from and after the giving of such notice, commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then an Event of Default shall not be deemed to have occurred; provided, however, that Tenant's right to cure hereunder shall not extend beyond the expiration of the Lease term, and provided further that the curing of any default in such manner shall not be construed to limit or restrict Landlord's remedies for any other default which becomes an Event of Default.

         19.4 LANDLORD'S RIGHT TO CURE. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims) and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorney's fees) at the highest rate then payable by Tenant in the state in which the Leased Premises are located or, in the absence of such a maximum rate, at a rate per annum equal to two per cent (2%) in excess of the announced base rate or equivalent rate of interest of First National Bank of Colorado (as publicly announced by said bank) in effect on the date of such advance, from the date of the advance to the date of repayment by Tenant to Landlord.

         19.5 REMEDIES CUMULATIVE. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

         19.6 NO WAIVER. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of Rent after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

                              XX. SECURITY DEPOSIT

         20.1 SECURITY DEPOSIT. To secure the faithful performance by Tenant of all the terms, covenants and conditions in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed, including, but without limiting the generality of the foregoing, such terms, covenants and conditions which become applicable upon the expiration or termination of the same or upon termination of Tenant's right to possession pursuant to Section
19.2 of the Lease, Tenant has deposited herewith the Security Deposit with Agent on the understanding: (a) that the Security Deposit or any portion thereof not previously applied, or from time to time such other portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Agent on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) that should the Leased Premises be conveyed by Landlord or should Agent cease to be the agent of the beneficiary or beneficiaries of Landlord, the Security Deposit or any portion thereof not previously applied may be turned over to Landlord's grantee or the new agent, as the case may be, and if the same be turned over as aforesaid, Tenant hereby releases Landlord and Agent from any and all liability with respect to the Security Deposit and/or its application or return, and Tenant agrees to look to such grantee or new agent, as the case may be, for such application or return; (c) that Landlord shall have no personal liability with respect to said sum and Tenant shall look exclusively to Agent or its successors pursuant to subsection (b) hereof for return of said sum when Tenant is entitled hereunder to such return; (d) that Agent or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (e) that if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions, and agreements in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the Security Deposit or the part or portion thereof not previously applied shall be returned to the Tenant without interest no later than thirty (30) days after the expiration of the term of this Lease or any renewal or extension thereof, provided Tenant has vacated the Leased Premises and surrendered possession thereof to Landlord at the expiration of said term or any extension or renewal thereof as provided herein; (f) in the event that Landlord terminates the Lease or Tenant's right to possession pursuant to Section 19.2 of this Lease, Agent may apply the Security Deposit against all damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant's default; and
(g) in the event any bankruptcy, insolvency, reorganization or other creditor debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent and/or other sums due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Landlord in partial liquidation of Landlord's damages.

                               XXI. MISCELLANEOUS

         21.1 NON MERGER. Notwithstanding the acquisition of the Leased Premises and/or Real Estate or the beneficial interest or ownership thereof by the Lessee or the fact that the interests of Lessor and Lessee hereunder shall be held by the same person or persons, there shall not be a merger of leasehold estate into the fee and this Lease shall remain valid and in full force and effect in accordance with its terms.

         21.2 TENANT'S STATEMENT. Tenant shall furnish to Landlord, within ten
(10) days after written request therefor from Landlord, a copy of the then most recent audited and certified statement of Tenant and Guarantor, if any. It is mutually agreed that Landlord may deliver a copy of such statements to any mortgagee or prospective mortgagee of Landlord, or any prospective purchaser of the Leased Premises, but otherwise Landlord shall treat such statements and information contained therein as confidential.

         21.3 ESTOPPEL CERTIFICATES. Tenant shall at any time and from time to time upon not less than ten (10) days prior written request from Landlord, execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord's mortgagee, a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that Landlord is not in default hereunder, the date to which Rent has been paid in advance, if any, and such other accurate certifications as may reasonably be required by Landlord or Landlord's mortgagee, agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord and agreeing to afford Landlord's mortgagee a reasonable opportunity to cure any default of Landlord. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Leased Premises and their respective successors and assigns.

         21.4 AMENDMENTS MUST BE IN WRITING. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by the other party.

         21.5 NOTICES. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given when received or refused if sent by United States registered or certified mail in an envelope properly stamped and addressed or if sent by courier service, with receipt, to Tenant at Tenant's Address or at such other address as Tenant may theretofore have designated by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if mailed by United States registered or certified mail in an envelope properly stamped and addressed or sent by courier service, with receipt, to Landlord at Landlord's Address or at such other address or to such other agent as Landlord or Agent may theretofore have designated by written notice to Tenant, with a copy to any first mortgagee of the Leased Premises, the identity and address of which Tenant shall have received written notice.

         21.6 SHORT FORM LEASE. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the names of the parties, the legal description and the term of the Lease.

         21.7 TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

         21.8 RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

         21.9 CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope and intent of the provisions hereof.

         21.10 SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         21.11 LAW APPLICABLE. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

         21.12 COVENANTS BINDING ON SUCCESSORS. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

         21.13 BROKERAGE. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than Broker(s), whose commission Landlord covenants and agrees to pay in the amount agreed to by Landlord. Tenant covenants to pay, hold harmless, indemnify and defend Landlord from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent other than Broker(s) with respect to this Lease or the negotiation thereof.

         21.14 LANDLORD MEANS OWNERS. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

         21.15 LENDER'S REQUIREMENTS. If any mortgagee or committed financier of Landlord should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner (other than in the description of the Leased Premises, the term, the purpose or the rent or other charges hereunder, or in any other regard as will substantially or materially affect the rights of Tenant under this Lease), Landlord shall give written not ice thereof to Tenant, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Tenant shall, within ten (10) days after the effective date of Landlord's notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Landlord a written statement of its reason or reasons for refusing to so consent and execute. Failure of Tenant to respond within said ten (10) day period shall be a default under this Lease without further notice. If Landlord and Tenant are then unable to agree on a Lease Supplement Agreement satisfactory to each of them and to the lender within thirty (30) days after delivery of Tenant's written statement, Landlord shall have the right to terminate this Lease within sixty (60) days after the end of said thirty (30) day period.

         21.16 SIGNS. Tenant shall install no exterior sign without Landlord's prior written approval of detailed plans and specifications therefor. If Landlord has a standard form of identity sign for tenants in the industrial park of which the Leased Premises are a part, and if Tenant desires to have an identity sign on the Leased Premises, Tenant shall advise Landlord of the name it desires to have on its sign, and Landlord shall install its standard sign showing such name. Tenant shall reimburse Landlord for Landlord's costs of producing and erecting said sign within ten (10) days after being billed therefor by Landlord.

         21.17 FORCE MAJEURE. Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Tenant or Tenant's agents, employees and invitees, or any other cause beyond the reasonable control of Landlord.

         21.18 LANDLORD'S EXPENSES. Except as may be otherwise expressly set forth in any settlement agreement between the parties in respect of any dispute hereunder, Tenant agrees to pay on demand Landlord's reasonable expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of Tenant under this Lease, in curing any default by Tenant under this Lease, in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Tenant wherein Landlord is not adjudicated to be in default under this Lease, or in connection with any investigation or review of any conditions or documents in the event Tenant requests Landlord's agreement, approval or consent to any action of Tenant which may be desired by Tenant or required of Tenant hereunder. Notwithstanding the foregoing, to the extent either party files an action hereunder that proceeds to verdict, the non-prevailing party shall pay (within 30 days of such verdict) the expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs of the prevailing party relative to such action.

         21.19 EXECUTION OR LEASE BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises and this document shall become effective and binding only upon the execution and delivery hereof by Tenant and by Landlord. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein.

         21.20 TENANT'S AUTHORIZATION. If Tenant is a corporation, partnership, association, limited liability company or any other entity, Tenant shall furnish to Landlord, within ten (10) days after written request therefor from Landlord, certified resolutions of Tenant's directors or other governing person or body authorizing execution and delivery of this Lease and performance by Tenant of its obligations hereunder, and evidencing that the person who physically executed the Lease on behalf of Tenant was duly authorized to do so.

         21.21 EXCULPATORY. Tenant shall look solely to the then interest of Landlord in the Premises, or of any successor in interest to Landlord, as owner of said Premises, for the satisfaction of any remedy of Tenant for failure to perform any of Landlord's obligations under this Lease, either express or implied, or under any law whether now existing or hereinafter enacted. Neither Landlord nor any disclosed or undisclosed principal or member of Landlord (or any officer, director, stockholder, partner or agent of Landlord or any such principal or member) nor any successor of any of them shall have any personal liability for any such failure under this Lease or otherwise.

         21.22 OPTION TO EXTEND.

                  (a) Provided that no Event of Default shall have occurred which remains uncured and further provided that Tenant or any permitted assignee or sublessee shall be in possession of the Leased Premises, Tenant shall have the right, exercisable by giving written notice ("First Renewal Notice") thereof to Landlord at least nine (9) months but not before twelve (12) months prior to the expiration of the original Term of this Lease to extend the Term of this Lease for an additional term of sixty (60) calendar months ("First Renewal Period") upon all of the terms, covenants and conditions contained in this Lease, except that the Annual Base Rent for the First Renewal Period shall be as follows:


                                                                                            Monthly
                           Period:                             Annual Base Rent:            Installments
                           ------                              ----------------             ------------

                           3/1/13 - the last day of            $408,822.33                  $34,068.53
                           February 2014

                           3/1/14 - the last day of            $421,087.00                  $35,090.58
                           February 2015

                           3/1/15 - the last day of            $433,719.61                  $36,143.30
                           February 2016

                           3/1/16 - the last day of            $446,731.19                  $37,227.60
                           February 2017

                           3/1/17 - the last day of            $460,133.13                  $38,344.43
                           February 2018


                  (b) Provided that no Event of Default shall have occurred which remains uncured, and further provided that Tenant or any permitted assignee or sublessee shall be in possession of the Leased Premises, and further provided the Term of this Lease has been extended for the First Renewal Period, Tenant shall have the right, exercisable by giving notice ("Second Renewal Notice") thereof to Landlord at least nine (9) months but not before twelve (12) months prior to the expiration of the First Renewal Period, to extend the term of this Lease for an additional term of sixty (60) calendar months ("Second Renewal Period") upon the terms, covenants and conditions contained in this Lease, except that the Annual Base Rent for the Second Renewal Period shall be as follows:


                                                                                            Monthly
                           Period:                             Annual Base Rent:            Installment
                           ------                              ----------------             -----------

                           3/1/18 - the last day of            $473,937.12                  $39,494.76
                           February 2019

                           3/1/19 - the last day of            $488,155.24                  $40,679.60
                           February 2020

                           3/1/20 - the last day of            $502,799.89                  $41,899.99
                           February 2021

                           3/1/21 - the last day of            $517,883.89                  $43,156.99
                           February 2022

                           3/1/22 - the last day of            $533,420.40                  $44,451.70
                           February 2023


                                        XXII. WORK LETTER

         22.      WORK LETTER.

         (a) Tenant has or shall cause RVP Architectural. (the "Architect") to prepare plans and specifications for the construction of the Work (as hereinafter defined). Said plans and specifications are hereinafter referred to as Construction Documents.

         The Construction Documents shall describe all items and materials which constitute the Work (as hereinafter defined). The Construction Documents, the Contract (as hereinafter defined) and the Contractor (as hereinafter defined) shall be subject to the Landlords reasonable approval; and if Landlord does not approve the same, Landlord shall advise Tenant of the reason for the disapproval. If Landlord does not disapprove the Contract or the Contractor within ten (10) business days following the receipt thereof by Landlord, the same shall be deemed approved by Landlord.

         (b) It is understood and agreed that Landlord will enter into a Contract with the Contractor for the installation in the Premises of the items and materials described in Construction Documents (the installation of said items and materials being herein referred to as the "Work"). The Work shall be performed by a general contractor ("Contractor") selected by Tenant under a so-called "lump sum" or "agreed amount" contract ("Contract"). Without limiting the generality of the foregoing, the Contract shall provide that the Landlord shall have no liability thereunder for that portion of the cost of the Work equal to the Tenant's Contribution. Upon the request of Tenant and provided that the Contract and the Contractor have been approved by Landlord, Landlord shall enter into the Contract with the Contractor.

         For the purpose of this Section 22, the term "cost of construction" shall mean the cost of construction as set forth in the Contract with the Contractor, including the cost of any permits by any governmental authority having jurisdiction and the cost of preparing the Construction Documents.

         In the event a Tenant's Contribution is required, prior to the commencement of the construction of the Work Landlord shall advise Tenant of the Cost of Construction which advice shall include evidence of the cost of the permits referred to above. Landlord agrees to pay the Contractor for the value of the Work performed by the Contractor except for the Tenant's Contribution and except for any Tenant's Extra. Landlord shall make no disbursements to the Contractor unless the same have first been approved by the Tenant. To the extent that the Cost of Construction exceeds $706,159 (such excess being herein called the Tenant's Contribution"), Tenant shall pay the Tenant's Contribution to the Contractor for the value of the first Work performed by the Contractor equal to the Tenant's Contribution. Landlord shall not be obligated under the Contract to pay for the value of the first Work performed by the Contractor equal to the Tenant's Contribution and the Contract shall provide that the Contractor shall look to the Tenant therefor.

         (c) During the term of the Contract, Tenant may request Landlord to perform, at Tenant's sole cost and expense, any special work other than that specified in Construction Documents, as a "Tenant's Extra". Should Tenant request Landlord to perform a Tenant's Extra, the Landlord may deny such request if Landlord determines that:

                  (i) The Tenant's Extra is not consistent with or better than the existing physical condition of the Building; or

                  (ii) The Tenant's extra will impair the structural integrity of the Building.

         In the event that Tenant requests Landlord to perform a Tenant's Extra and Landlord does not deny such request as set forth above, Landlord shall cause the Contractor to submit to Landlord and Tenant a written estimate (the "Estimate") for the Tenant's Extra to be performed. Within five business days after submission of the Estimate, Tenant shall in writing either accept or reject the Estimate. Tenant's failure to accept or reject the Estimate within said five-day period shall be deemed rejection thereof. In the event the Tenant rejects the Estimate or the Estimate is deemed rejected Landlord shall not be obligated to construct the Tenant's Extra.

         Each request by Tenant to Landlord to perform a Tenant's Extra shall include therewith detailed plans and specification which have been prepared at the sole cost and expense of Tenant. The installation of a Tenant's Extra shall be for Tenant's account; and Tenant shall pay as additional rent hereunder to Landlord therefor an amount equal to Landlord's actual cost of the Tenant's Extra, including associated architectural and engineering fees, if any.

         Upon acceptance of the Estimate, the amount of the Estimate shall be deposited with Landlord; and thereafter Tenant shall pay to Landlord the cost of the Tenant's Extra in excess of the Estimate upon being invoiced therefor (but in no event shall such excess be paid later than the satisfactory completion of such Tenant's Extra). Should the cost of the Tenant's Extra be less than the Estimate, Landlord shall promptly refund the difference to Tenant.

         (d) The Tenant represents that the Leased Premises have been examined by Tenant and that the Tenant will accept the Leased Premises in the condition or state which the Premises is in on this date, without representation or warranty, express or implied, in fact or by law by Landlord and without recourse to Landlord as to the nature, condition or usability thereof. The preceding sentence shall not apply to Landlord's Construction. Landlord shall have no liability or obligation concerning the performance by the Contractor. Tenant agrees that Landlord will not be deemed responsible in any manner with respect to the quality or quantity of the Work or whether the Work has been performed in accordance with the Construction Documents. Tenant agrees that Landlord will not be deemed to have made any representation or warranty, express or implied, in fact or by law concerning the Contractor or the Work. For the purpose of this paragraph, each Tenant's Extra shall be deemed a part of the Work and covered by the Contract.

         Tenant's obligation for the payment of Base Rent and additional Rent, shall not be affected by time in which it takes to complete the Work.

         Tenant shall indemnify and save Landlord harmless from and against, and shall reimburse Landlord for, all liabilities, obligations, damages, fines, penalties, claims, demands, liens (including mechanic's liens) costs, charges, judgments and expenses, including but not limited to, reasonable attorneys' fees which may be imposed upon or incurred or paid by or asserted against Landlord or Landlord's fee or reversionary or other interest in the Property by reason of or in connection with the execution of the Contract with the Contractor by the Landlord, the performance of the Work or the performance of a Tenant's Extra. The indemnity contained in this grammatical paragraph shall not apply to any claim (including a mechanic's lien claim) imposed against Landlord or its interest in the Leased Premises resulting from failure of Landlord to meet its obligations under the Contract for the Work unless such failure results from the fact that Landlord has withheld payment to the Contractor because Tenant has failed to approve the payment.

         Tenant understands that Landlord will also be causing certain construction to occur at the Leased Premises, which construction ("Landlord's Construction") is not part of the Work. The cost of such construction will be paid for by Landlord and Tenant will have no responsibility for the payment thereof.

                  Landlord and Tenant have executed this Lease the day and year first above written.



LANDLORD:                    FCF PROPERTIES, LLC, a Colorado limited
                             liability company

                             By: /s/ Andrew Freedman
                                 -----------------------------------
                                 Its: Manager


TENANT:                      AMERICAN COIN MERCHANDISING, INC., a
                             Delaware corporation

                             By: /s/ W. John Cash
                                 -----------------------------------
                                 Its:  Senior Vice President, CFO

ATTEST:


By: /s/ W. John Cash
    ----------------------------------------
Its (Assistant) Secretary

STATE OF COLORADO   )
                    )  SS.
COUNTY OF BOULDER   )

         I, Kara Williamson, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Andrew Freeman, personally known to me to be the Manager of FCF Properties, LLC, a Colorado limited liability company and as such Manager he signed, sealed and delivered the said instrument as his and voluntary act, for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this 24 day of October, 2002.


                                    /s/ Kara Williamson
                                    --------------------------------------------
                                    Notary Public

STATE OF COLORADO   )
                    )  SS.
COUNTY OF BOULDER   )

         I, Kara Williamson, a Notary public in and for said County, in the State aforesaid, do hereby certify that W. John Cash, personally known to me to be Senior Vice President and CFO of American Coin Merchandising, Inc., a Delaware corporation, duly licensed to transact business in the State of Colorado, and W. John Cash, personally known to me to be the Secretary of said corporation and personally known to me to be the persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as Senior Vice President and CFO and Secretary of said corporation, and caused the Corporate Seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this 24 day of October, 2002.


                                    /s/ Kara Williamson
                                    --------------------------------------------
                                    Notary Public

                                    EXHIBIT A
                    LEGAL DESCRIPTION OF THE LEASED PREMISES

LOT 13, BLOCK 8,
COLORADO TECHNOLOGICAL CENTER, FIRST FILING,
COUNTY OF BOULDER,
STATE OF COLORADO